SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

       Current Report Pursuant to Section 13 or 15(d) of
                   The Securities Act of 1934

Date of Report (Date of earliest event reported): June 17, 1999



                   DANKA BUSINESS SYSTEMS PLC

     (Exact name of registrant as specified in its charter)



   UNITED KINGDOM              0-20828                98-0052869

   (State or other           (Commission           (IRS Employer
   jurisdiction of           File Number)        Identification No.)
   incorporation)



  11201 DANKA CIRCLE NORTH
  ST. PETERSBURG, FLORIDA                           33716

  (Address of principal executive offices)        (Zip Code)



Registrant's Telephone Number, Including Area Code:  727-576-6003


ITEM 5.  OTHER EVENTS.

     On June 17, 1999, Danka Office Imaging Company ("DOIC") and Danka Holding Company ("DHC"), indirect wholly-owned subsidiaries of the Company, entered into an Asset Purchase Agreement (the "Agreement") with Xerox Corporation ("Purchaser"), pursuant to which DOIC and DHC will sell to Purchaser substantially all of the assets of DOIC's Omnifax, dex Business Systems and EBS divisions for a purchase price of $45 million in cash. The transaction is subject to United States regulatory approval, approval by the lenders under the Credit Agreement and consent from certain Omnifax customers and suppliers.

     A copy of the Agreement is filed as Exhibit 2.1 hereto and incorporated herein by this reference. The summary of the Agreement above is qualified in its entirety by reference to the complete terms and conditions of the Agreement. A copy of a press release issued by the Company in connection with the execution of the Agreement is filed as Exhibit 99.1 hereto and incorporated herein by this reference.

ITEM 7:      EXHIBITS


2.1.   Asset Purchase Agreement dated June 17, 1999 among Danka
       Office Imaging Company, Danka Holding Company and Xerox
       Corporation.

99.1. Press Release dated June 18, 1999 by Danka Business Systems PLC announcing execution of the Asset Purchase Agreement.


                           SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                              DANKA BUSINESS SYSTEMS PLC


                              By:  /s/ F. Mark Wolfinger
                                   -------------------------
                                   F. Mark Wolfinger
                                   Its: Chief Financial Officer



Dated: June 30, 1999